UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 18, 2017

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Viex Agreement
On September 18, 2017, Maxwell Technologies, Inc. (the “Company”) entered into an Amended and Restated Agreement (the “Amended Agreement”) with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 4% of the Company’s outstanding common stock. The Amended Agreement amends and restates a prior agreement by and among the Company and Viex, dated April 10, 2017 (the “Prior Agreement”), which was previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2017.
Pursuant to the Amended Agreement, Viex agreed to remove certain restrictive covenants contained in the Prior Agreement relating to the issuance of securities by the Company, and the Company agreed to provide a cash payment in the amount of $600,000 to Viex upon the closing of a convertible debt financing resulting in net proceeds to the Company of at least $20,000,000 (the “Qualified Financing”). If Viex is eligible to participate in the Qualified Financing, then Viex has agreed to re-invest the cash consideration into the Qualified Financing; however, Viex has indicated it is not eligible to participate in the Note Offering as further described in Section 8.01 below. In addition, the Company agreed to keep the authorized number of Board of Directors of the Company (the “Board”) at eight (8) members through the conclusion of the 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Company also agreed that through the date that is ten business days prior to the deadline for the submission of stockholder proposals for the 2018 Annual Meeting pursuant to the Company’s Bylaws (the “Standstill Period”) it will maintain its Strategic Alliance and Review Committee, which committee shall be comprised of four (4) members, including John Mutch as an independent member of such committee.
Except as set forth in the Amended Agreement, Viex also agreed that it will not nominate or recommend for nomination any person for election at the 2018 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2018 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2018 Annual Meeting. The Company agreed to reimburse Viex for its reasonable, documented out-of-pocket fees and expenses actually incurred in connection with the 2018 Annual Meeting, the negotiation and execution of the Amended Agreement and the transactions contemplated thereby, including Viex’s participation in any Qualified Financing, in an amount not to exceed $50,000.
Other than as described above, the terms of the Amended Agreement are largely unchanged from those of the Prior Agreement. Similar to the Prior Agreement, the Amended Agreement provides that Viex will not, during the Standstill Period, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or enter into a voting agreement or any group with stockholders other than Viex affiliates and current group members. In addition, among other standstill provisions, Viex agreed that, during the Standstill Period, Viex will not seek to make, or encourage any third party in making, any offer or proposal with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, spin-off, asset sale, joint venture or other business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors. The Amended Agreement also continues to provide that each party be subject to mutual non-disparagement obligations through the conclusion of the 2018 Annual Meeting.
The foregoing is a summary description of certain terms of the Amended Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The information furnished in Exhibit 99.1 to this report, which relates to the Company, may be presented from time to time by the Company at investor meetings.
Item 8.01 Other Information.
Convertible Note Offering
On September 19, the Company announced a proposed offering of $50 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Rule 144A under the Securities Act (the "Note Offering"). The Company’s press release announcing the launch of the offering of the Notes, as well as the expected use of proceeds thereof, is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

SEC Matter
In early 2013, the Company voluntarily provided information to the Enforcement Division of the U.S. Securities and Exchange Commission (“SEC”) related to its announcement that it intended to file restated financial statements for fiscal years 2011 and 2012. On June 11, 2015 and June 16, 2016, the Company received subpoenas from the SEC requesting certain documents related to, among other things, the facts and circumstances surrounding the restated financial statements.  The Company has provided documents and information to the SEC in response to the subpoenas. In September 2016, the Company entered into a tolling agreement effective for the period beginning on September 12, 2016, and running through June 30, 2017, with the SEC related to these matters.  In June 2017, the Company entered into an amended and restated version of this tolling agreement effective for the period beginning on September 12, 2016, and running through October 31, 2017.  The Company is cooperating with the investigation and recently made an offer of settlement to resolve the matter, which is subject to approval by the SEC Commissioners.  The proposed settlement would be entered into by the Company without admitting or denying the SEC’s findings and would resolve alleged violations of certain anti-fraud and books and records provisions of the federal securities laws and related rules.  Under the terms of the proposed settlement, the Company would pay $2.8 million in a civil penalty and agree not to commit or cause any violations of certain anti-fraud and books and records provisions of the federal securities laws and related rules.  The proposed settlement resolves the alleged violations only against the Company. There is no assurance that the proposal will be approved by the SEC Commissioners or, even if approved, that any such approval will occur before October 31, 2017. In accordance with U.S. GAAP, the Company will make a corresponding accrual in its financial statements.
SDIC Agreement
In connection with the pricing of the sale and issuance of the Notes described above, the Company intends to terminate its Stock Purchase Agreement (the “SDIC Agreement”), dated April 10, 2017, with SDIC Fund Management Co., Ltd. (“SDIC”). As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2017, pursuant to the SDIC Agreement, the Company agreed to issue and sell to SDIC 7.4 million shares of the Company’s common stock for $6.32 per share, for an aggregate purchase price of approximately $46.6 million (the “Transaction”) to be used for strategic developments, including dry battery electrode development, as well as working capital and general corporate purposes. The Transaction was subject to certain closing conditions, including clearance by the Committee on Foreign Investments (“CFIUS”) in the United States as well as completion of filings with relevant Chinese governmental authorities. On August 4, 2017, the Company and SDIC Fund mutually agreed to voluntarily withdraw the CFIUS filing.
As a result of the termination, if it occurs, the Company will expense in the third quarter of fiscal year 2017 transaction costs incurred in connection with the SDIC Agreement and the transactions contemplated therein in the approximate amount of $500,000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated September 18, 2017, by and among the Company and Viex Capital Advisors, LLC and certain of its affiliates named therein
99.1	Maxwell Technologies, Inc. investor presentation
99.2	Press release issued by Maxwell Technologies, Inc. on September 19, 2017 announcing the offering of $50 million Convertible Senior Notes due 2022
99.3	Press release issued by Maxwell Technologies, Inc. on September 19, 2017 announcing agreement with Viex Capital Advisors, LLC and its affiliates

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: September 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated September 18, 2017, by and among the Company and Viex Capital Advisors, LLC and certain of its affiliates named therein
99.1	Maxwell Technologies, Inc. investor presentation
99.2	Press release issued by Maxwell Technologies, Inc. on September 19, 2017 announcing the offering of $50 million Convertible Senior Notes due 2022
99.3	Press release issued by Maxwell Technologies, Inc. on September 19, 2017 announcing agreement with Viex Capital Advisors, LLC and its affiliates